Exhibit 17
(Draft)

PRUDENT BEAR FUND
A portfolio of Prudent Bear Funds, Inc.

PROXY FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 3, 2008

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Prudent Bear Fund (the "Fund"), a portfolio of Prudent Bear Funds, Inc. (the "Corporation"), hereby appoint David W. Tice and Gregg Jahnke or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on December 3, 2008 at 8140 Walnut Hill Lane, Suite 300, Dallas, Texas 75231, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE PRUDENT BEAR FUNDS, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

To approve or disapprove a proposed agreement and plan of reorganization pursuant to which Federated Prudent Bear Fund, a portfolio of Federated Equity Funds, would acquire all of the assets and stated liabilities of Prudent Bear Fund in exchange for Class A Shares and Class C Shares of the Federated Prudent Bear Fund to be distributed pro rata by Prudent Bear Fund to its shareholders of No Load Shares and Class C Shares, respectively, in complete liquidation and termination of Prudent Bear Fund.

FOR                                [   ]

AGAINST                      [   ]

ABSTAIN                      [   ]

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Dated

Signature

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

YOU MAY ALSO VOTE YOUR SHARES BY TOUCHTONE PHONE BY CALLING _________
OR THROUGH THE INTERNET AT ___________________________